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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 18, 2002


                             GRISTEDE'S FOODS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                             1-7013                           13-1829183
(State or other jurisdiction of        (Commission File Number)     (I.R.S. Employer Identification No.)
incorporation or organization)


        823 Eleventh Avenue, New York, New York            10019
        (Address of principal executive office)          (Zip Code)


       Registrant's telephone number, including area code: (212) 956-5803

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Item 9 - Regulation FD Disclosure


            Gristede's Foods, Inc. ("Gristede's") is commencing an offering of senior notes pursuant to Rule 144A. The offering will be limited to qualified institutional buyers and non-U.S. purchasers outside the United States. Pursuant to the offering, Gristede's will be issuing $175.0 million principal amount of Senior Notes due 2012 (the "Notes"), the proceeds of which, together with funds from vendor support and an affiliate of John A. Catsimatidis, the majority stockholder, Chairman and Chief Executive Officer of Gristede's, will be used
(i) to purchase the capital stock of Kings Super Markets, Inc., (ii) to repay a portion of Gristede's outstanding indebtedness, (iii) to pay related fees and expenses of the offering and (iv) for general corporate purposes.

            Gristede's will, concurrently with the consummation of the offering,
(i) purchase all of the outstanding common stock of Kings for a purchase price of $155.0 million in cash, subject to certain adjustments, (ii) issue $20.0 million of Series A Convertible Preferred Stock to an affiliate of John A. Catsimatidis, (iii) repay $15.0 million in loans from an affiliate of John A. Catsimatidis outstanding as of the date of the offering, (iv) repay outstanding indebtedness under Gristede's existing credit facility, (v) enter into a new revolving credit facility which will provide Gristede's with a $20.0 million three-year secured line of credit for direct loans and letters of credit, subject to certain borrowing limitations, and (vi) enter into a 15 year agreement with Di Giorgio Corporation, whereby Di Giorgio will pay $10.0 million to Gristede's in consideration of Gristede's agreement to purchase its grocery, dairy and frozen food requirements from White Rose, a division of Di Giorgio, at levels and in a manner consistent with Gristede's past practices.

            Gristede's believes that the Kings acquisition will result in $7.6 million of anticipated net annual operating synergies, which management believes are achievable and will be fully realized by the second full year of operations following the Kings acquisition.

            No assurance can be made that the offering of the Notes, the Kings acquisition, the transactions with an affiliate of John A. Catsimatidis, the repayment of a portion of Gristede's outstanding indebtedness, the new credit facility, the agreement with Di Giorgio, or the anticipated net annual operating synergies by Gristede's will be completed.

            The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.

            Any statements in this report that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially

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from historical results or those that Gristede's anticipates. Factors that could have a material and adverse impact on actual results are described in Gristede's annual report on Form 10-K for the year ended December 2, 2001 and quarterly report on Form 10-Q for the thirteen weeks ended March 3, 2002.

            All forward-looking statements in this report are qualified by reference to the cautionary statements included in Gristede's Form 10-K and Form 10-Q.

            Gristede's is including in this filing as Exhibit 99.1 the press release issued on June 18, 2002 with respect to the offering and as Exhibit 99.2 the Unaudited Pro Forma Condensed Consolidated Financial Information which gives effect to the Kings acquisition and the other related transactions.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GRISTEDE'S FOODS, INC.


Date: June 18, 2002                     By: /s/ Gary Pokrassa
                                            ----------------------------
                                            Gary Pokrassa
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer and Duly Authorized Officer)







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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION

 99.1              Press Release of Gristede's Foods, Inc., dated June 18, 2002.

 99.2              Pro Forma Condensed Consolidated Financial Information